Exhibit 99.1

Source: GlycoMimetics Contact: Brian Hahn Email: bhahn@glycomimetics.com Phone: 240-243-1207

GLYCOMIMETICS APPOINTS MARK A. GOLDBERG, M.D. TO BOARD OF DIRECTORS

- Dr. Goldberg Brings Perspective as Medical Oncologist and Hematologist and Extensive Biopharmaceutical Regulatory Experience to GlycoMimetics Board -

GAITHERSBURG, MD, July 10, 2014 – GlycoMimetics, Inc. (NASDAQ: GLYC) announced today the addition of Mark A. Goldberg, M.D. to its Board of Directors. Dr. Goldberg is Executive Vice President, Medical and Regulatory Strategy at Synageva BioPharma Corporation and holds appointments at Brigham and Women’s Hospital and Dana Farber Cancer Institute. He is also an Associate Clinical Professor of Medicine at Harvard Medical School.

“A seasoned oncologist, hematologist and corporate medical/regulatory strategist, Mark is a welcome addition to the GlycoMimetics Board of Directors,” said Rachel King, CEO of GlycoMimetics. “We’ve just initiated the clinical program for our first oncology drug candidate and are looking forward to advancing additional novel candidates from our pipeline. Mark’s perspective will be very valuable to us, particularly his experience in developing and securing approval for benchmark therapies for rare diseases.”

Dr. Goldberg joined Synageva in 2011 from Genzyme Corporation, where he had most recently served as Senior Vice President, Clinical Development and Global Therapeutic Group Head, Oncology and Personalized Genetic Health. While at Genzyme, he played a central role in the development and approval of medicines such as Fabrazyme®, Aldurazyme®, Myozyme®, Lumizyme®, and Mozobil®. Prior to working at Genzyme, he was a full-time staff physician at Brigham and Women’s Hospital and Dana Farber Cancer Institute. Dr. Goldberg received his A.B. (magna cum laude) from Harvard College and his

M.D. (cum laude) from Harvard Medical School. He holds Board appointments at Immunogen Corporation, Idera Pharmaceuticals and the American Cancer Society, New England Division.

“I’m excited about the opportunity to join the GlycoMimetics Board of Directors,” said Dr. Goldberg. “As an oncologist and hematologist, it’s encouraging to see a biotechnology company developing novel drug candidates for unmet medical needs such as sickle cell disease and many forms of cancer.”

About GlycoMimetics, Inc.

GlycoMimetics is a clinical stage biotechnology company focused on the discovery and development of novel glycomimetic drugs to address unmet medical needs resulting from diseases in which carbohydrate biology plays a key role. Glycomimetics are molecules that mimic the structure of carbohydrates involved in important biological processes. Using its expertise in carbohydrate chemistry and knowledge of carbohydrate biology, GlycoMimetics is developing a pipeline of glycomimetic drug candidates that inhibit disease-related functions of carbohydrates, such as the roles they play in inflammation, cancer and infection.

Cautionary Note on Forward Looking Statements

Any statements in this press release about future expectations, plans and prospects for GlycoMimetics, including statements about its strategy, its future operations, clinical development of its therapeutic candidates, timing of the availability of data from clinical trials, potential therapeutic utility for its product candidates, market opportunities for its product candidates, its plans for potential future product candidates and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: availability and timing of data from ongoing clinical trials, the uncertainties inherent in the initiation of future clinical trials, whether interim results from a clinical trial will be predictive of the final results of the trial or results of early clinical trials will be indicative of the results of future trials, expectations for regulatory approvals, availability of funding sufficient for GlycoMimetics’s foreseeable and unforeseeable operating expenses and capital expenditure requirements, other matters that could affect the availability or commercial potential of GlycoMimetics’s therapeutic candidates and other factors discussed in the “Risk Factors” section of GlycoMimetics’s Quarterly Report on Form 10-Q that was filed with the U.S. Securities and Exchange Commission on May 9, 2014, and other filings GlycoMimetics makes with the Securities and Exchange Commission from time to time. In addition, the forward-looking statements included in this press release represent GlycoMimetics’s views as of the date hereof. GlycoMimetics anticipates that subsequent events and developments may cause GlycoMimetics’s views to change. However, while GlycoMimetics may elect to update these forward-looking statements at some point in the future, GlycoMimetics specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing GlycoMimetics’s views as of any date subsequent to the date hereof.

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